Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Contango Ore, Inc. of our report dated July 22,2021, relating to the financial statements of Peak Gold, LLC, which report appears as an exhibit to the Form 10-K of Contango Ore, Inc. for the year ended June 30, 2021, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Houston, Texas
October 26, 2021